EXHIBIT 24

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 24, 1996 on the financial statements and supplemental schedules of the Weatherford Enterra, Inc. 401(k) Savings Plan as of December 31, 1995 and 1994 and for each of three years in the period ended December 31, 1995, included in this Form 11-K, into the previously filed Weatherford Enterra, Inc. Form S-8 Registration Statements (File No. 33-54842 and 2-88509).

ARTHUR ANDERSEN LLP

Houston, Texas
June 28, 1996

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